Exhibit 23

                 CONSENT OF INDEPENDENT REGISTERED
                      PUBLIC ACCOUNTING FIRM

The Shareholders and Board of Directors
SJW Corp.:

     We consent to the incorporation by reference in the registration statement (No. 333-105010) on Form S-8 of SJW Corp. of our report dated February 28, 2005, with respect to the consolidated balance sheets of SJW Corp. and subsidiaries as of December 31, 2004 and 2003, and the related consolidated statements of income and comprehensive income, changes in shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 2004, and the related financial statement schedule, management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2004, and the effectiveness of internal control over financial reporting as of December 31, 2004, which reports appear in the December 31, 2004, annual report on Form 10-K of SJW Corp.

                          /s/ KPMG LLP


Mountain View, California
March 7, 2005